Exhibit 99.1

Freshpet, Inc. Announces Chief Executive Officer Succession Plan

CEO Richard Thompson Plans to Retire

SECAUCUS, N.J. – March 9, 2016 – Freshpet, Inc. (NASDAQ: FRPT) (“Freshpet” or the “Company”) today announced that Richard Thompson plans to retire as Chief Executive Officer and director, effective July 1, 2016. The Board of Directors plans to retain a leading executive recruiting firm to assist in identifying and evaluating candidates for the position of CEO, and if a candidate is appointed in advance of July 1, 2016, Mr. Thompson will continue with the Company in a non-executive position until July. During the period of transition, Mr. Thompson will continue as CEO and he will remain a consultant to the Company through November 7, 2017.

In addition, the Board of Directors has appointed current Chief Operating Officer and co-founder, Scott Morris, to the additional position of President, where he will continue to be involved in all aspects of company development and day-to-day operations, and Walt George, an independent Director of Freshpet, will take a direct role in managing the transition process.

Mr. Thompson has been a member of Freshpet’s Board of Directors since 2010 and assumed the role of CEO in January 2011. Mr. Thompson commented, “Freshpet has a tremendous team in place and it’s been a wonderful experience leading such a dedicated group. I am proud of our accomplishments and will leave with tremendous confidence in their abilities and in Freshpet’s future growth.”

Charlie Norris, Chairman of the Freshpet Board of Directors commented, “The Board and I would like to thank Richard for his many years of service and significant contributions to Freshpet. Under Richard’s leadership, the Company successfully transitioned from a private to a public company and experienced considerable growth to the over 15,000 Freshpet fridges across the U.S. today. The Company is well positioned, both culturally and financially, for future success, and has a significant opportunity, through its unique and differentiated product offering, to continue to gain share in existing retailers and expand into new retail partners.”

Mr. Norris also stated, “The Board is focused on identifying the right candidate to lead Freshpet through its next phases of growth, while providing opportunities for our people and delivering greater value to our stockholders. We are fortunate to have Walt available to assist in the leadership transition and welcome his perspective and experience in operations, consumer products and the pet food industry.”

In addition to being an independent director on Freshpet’s Board of Directors, Mr. George is the President of G3 Consulting, LLC, a boutique advisory firm specializing in value creation in small and mid-market consumer products companies, a company he founded in 2013. Mr. George served as President of the American Italian Pasta Company and Corporate Vice President of Ralcorp Holdings from 2010 until its sale to ConAgra Foods in 2013. Mr. George served as Chief Operating Officer at American Italian Pasta Company from 2008 to 2010. From 2001 to 2008, Mr. George served in other executive operating roles. From 1988 through 2001, Mr. George held a number of senior operating positions with Hill’s Pet Nutrition, a subsidiary of Colgate Palmolive Company, the last of which was Vice President of Supply Chain. Mr. George began his professional career with Frito-Lay, Inc. Mr. George serves on the board of directors of Vision Bank and Old World Spice and Seasoning Company.

About Freshpet

Freshpet has a single-minded mission – to improve the lives of dogs and cats everywhere through the power of fresh, natural food. Packed with vitamins and proteins, Freshpet foods offer fresh meats, poultry, and vegetables farmed locally. The Freshpet Kitchens then thoughtfully prepare these natural ingredients and everyday essentials, cooking them in small batches at lower temperatures to preserve key nutrients. That way, your pet gets the best. Freshpet refrigerated foods and treats are kept cool from the moment they are made until they arrive at Freshpet refrigerators in your local market.

Freshpet foods are available in select mass, grocery, natural food, club, and pet specialty retailers across the United States and Canada. From the care Freshpet takes to source their ingredients and make their food, to the moment it reaches your home, Freshpet’s integrity, transparency and social responsibility are the way they like to run their business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

Freshpet Facebook

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://plus.google.com/+Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2015. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Katie Turner

646-277-1228

katie.turner@icrinc.com

Michael Fox

203-682-8218

Michael.fox@icrinc.com